ICC24 7816 GUARANTEED MINIMUM ACCUMULATION BENEFIT Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company." This guaranteed minimum accumulation benefit (GMAB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the GMAB Effective Date. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. Capitalized terms used in this endorsement that are not otherwise defined in this endorsement are defined in Your Contract. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE TERMINATION OF THE GMAB PROVISION. YOU MAY CHANGE THE OWNERSHIP OF THE CONTRACT. HOWEVER, THE ANNUITANT(S) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. THE COMPANY WILL RE-DETERMINE THE FIXED ACCOUNT MINIMUM INTEREST RATE EACH JANUARY ON THE REDETERMINATION DATE. SUBSEQUENT PREMIUMS ARE LIMITED WHEN THIS ADD-ON BENEFIT IS ATTACHED TO YOUR CONTRACT, AS SHOWN ON THE SUPPLEMENTAL CONTRACT DATA PAGES. THE GMAB FIXED ACCOUNT OPTION VALUE WILL NEVER DECREASE TO LESS THAN THE FIXED ACCOUNT MINIMUM VALUE. THE COMPANY RESERVES THE RIGHT TO LIMIT THE AVAILABLE GUARANTEE TERMS UPON RE-ELECTION OF THIS BENEFIT. PLEASE NOTE: WITHDRAWALS COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. ADD-ON BENEFIT

ICC24 7816 2 The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract and is applicable to this add-on benefit only: "CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. CONTRACT QUARTERLY ANNIVERSARY. Each three-month anniversary of the Issue Date. CURRENT INTEREST RATE. The annual percentage, declared by the Company, at which money in the GMAB Fixed Account Option accumulates. The Current Interest Rate will never be less than the Fixed Account Minimum Interest Rate. The Initial Current Interest Rate percentage is shown on the Supplemental Contract Data Pages. FIXED ACCOUNT MINIMUM INTEREST RATE. The Fixed Account Minimum Interest Rate is the minimum annual percentage at which Your money allocated to the GMAB Fixed Account will grow. The Initial Fixed Account Minimum Interest Rate is shown on the Supplemental Contract Data Pages. FIXED ACCOUNT MINIMUM VALUE. The Fixed Account Minimum Value is equal to all amounts allocated to the GMAB Fixed Account Option, net of applicable taxes, multiplied by the Fixed Account Minimum Value Percentage, and; 1. reduced by partial withdrawals and transfers from the GMAB Fixed Account Option and the Fixed Account Minimum Value Annual Expense Allowance; then 2. accumulated at the Fixed Account Minimum Interest Rate. FIXED ACCOUNT MINIMUM VALUE ANNUAL EXPENSE ALLOWANCE. An annual deduction from the Fixed Account Minimum Value. On each Contract Anniversary, the Company will deduct the Fixed Account Minimum Value Annual Expense Allowance from the Fixed Account Minimum Value. The Fixed Account Minimum Value Annual Expense Allowance is shown on the Supplemental Contract Data Pages. FIXED ACCOUNT MINIMUM VALUE PERCENTAGE. The Fixed Account Minimum Value Percentage is multiplied by Premiums and transfers allocated to the GMAB Fixed Account in the determination of the Fixed Account Minimum Value. The Fixed Account Minimum Value Percentage is shown on the Supplemental Contract Data Pages. GMAB ALLOCATION REQUIREMENT. The percentage of the Contract Value required to be allocated to the GMAB Fixed Account Option as of the GMAB Effective Date. The GMAB Allocation Requirement is declared by the Company in advance, is in effect on the GMAB Effective Date, and may vary by Guarantee Term. The GMAB Allocation Requirement is shown on the Supplemental Contract Data Pages. GMAB EFFECTIVE DATE. The date the Guarantee Term begins. The GMAB Effective Date is shown on the Supplemental Contract Data Pages.

ICC24 7816 3 GMAB FIXED ACCOUNT OPTION. A limited-purpose fixed account option that is used in connection with the GMAB to which a specified percentage of the Guarantee Benefit Base is allocated and for which the Company credits the Current Interest Rate. The GMAB Fixed Account Option cannot be independently elected. GMAB FIXED ACCOUNT OPTION VALUE. The greater of the Fixed Account Minimum Value or the sum of all amounts allocated to the GMAB Fixed Account Option, less any gross amount of withdrawals and transfers from the GMAB Fixed Account Option and applicable charges and taxes, plus all interest credited to the GMAB Fixed Account Option. GUARANTEE BENEFIT BASE. The value upon which the GMAB Charge and Guaranteed Amount are based. GUARANTEE PERCENTAGE (Guarantee%). The percentage used to determine the Guaranteed Amount. The Guarantee% is shown on the Supplemental Contract Data Pages. GUARANTEE TERM. The time period in Contract Years, at the end of which, the Contract Value will be equal to or greater than the Guaranteed Amount. The Guarantee Term ends on the corresponding Contract Anniversary. Any subsequent Guarantee Term re-election will begin on a Contract Anniversary. The Initial Guarantee Term is shown on the Supplemental Contract Data Pages. GUARANTEED AMOUNT. The amount guaranteed to the Owner at the end of the Guarantee Term. The Contract Value at the end of the Guarantee Term will not be less than the Guaranteed Amount. The Guaranteed Amount will be reduced for partial withdrawals. REDETERMINATION DATE. The date the Fixed Account Minimum Interest Rate is reset as described in the Fixed Account Minimum Interest Rate provision. It is the date each January that coincides with the Issue Date. For example, if Your Contract's Issue Date is May 23, the Redetermination Date will be January 23 each year following the Issue Date. REDETERMINATION PERIOD. The twelve-month period that begins on each Redetermination Date." 2) The following language is revised in the DEFINITIONS of the Contract: All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract except as defined below. "CONTRACT VALUE. The current value of the amounts under the Contract allocated to the Investment Divisions plus the GMAB Fixed Account Option Value." 3) The following language is added to the GENERAL PROVISIONS of the Contract: "DEFERRAL OF FIXED ACCOUNT PAYMENTS. If approved in writing by the chief insurance regulator of the Company's state of domicile, the Company may defer payment of Your request for a partial and/or total withdrawal from the GMAB Fixed Account Option for a period not exceeding six months. The Company will credit interest on deferred amounts as required by law. The Company will not defer payment of death benefits from the GMAB Fixed Account Option."

ICC24 7816 4 4) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of any Owner is incorrectly stated on the GMAB Effective Date and the correct age of the Owner (or oldest Joint Owner) exceeds the maximum age for the add-on benefit, on the date the misstatement is discovered, the GMAB will be null and void and all GMAB Charges will be refunded." 5) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMAB is in effect, the Contract's report will also include: 1. the Guarantee Benefit Base; and 2. the Contract Value after the application of the GMAB Charge." 6) The following language is added to the TRANSFER OF FUNDS provision of the GENERAL PROVISIONS of the Contract: "Transfers 1. Transfers between Investment Divisions are permitted in accordance with the Contract provisions for the portion of Contract Value that is not required to be allocated to the GMAB Fixed Account Option. 2. The Company will automatically transfer amounts to or from the GMAB Fixed Account Option upon election, re-election, or termination of the GMAB. The Company will not assess Transfer Charges on these transfers, and they will not count against the free transfers allowed in a Contract Year. 3. The Owner may not elect to transfer funds to or from the GMAB Fixed Account Option. Upon re-election, Your Contract Value will be reallocated to the GMAB Fixed Account Option proportionally from all Investment Divisions according to the new GMAB Allocation Requirement. Amounts transferred out of the GMAB Fixed Account Option at the end of the Guarantee Term are allocated based on the future allocation instructions for the Contract unless You provide updated allocation instructions. If the future allocation instructions include Investment Divisions that are not available, these funds will be allocated to a money market Investment Division. Transfers do not impact the Guarantee Benefit Base or other GMAB add-on benefit values."

ICC24 7816 5 7) The following language is added to the ACCUMULATION PROVISIONS of the Contract: "GUARANTEED MINIMUM ACCUMULATION BENEFIT. The GMAB guarantees that, at the end of the Guarantee Term, the Contract Value will not be less than the Guaranteed Amount, regardless of the performance of the Investment Divisions and GMAB Fixed Account Option. The Guaranteed Amount is equal to the Guarantee% multiplied by the Guarantee Benefit Base. A specified percentage (the GMAB Allocation Requirement) of the Contract Value is required to be allocated to the GMAB Fixed Account Option. The remaining Contract Value will be allocated based upon the Investment Divisions You selected. GMAB Fixed Account Option. Amounts allocated to the GMAB Fixed Account Option are included in the Company's general account. The Company's general account consists of all the Company's assets, other than those in the Separate Account and other asset accounts. Premium is allocated to this option in accordance with the GMAB Allocation Requirement as of the GMAB Effective Date. The GMAB Fixed Account Option cannot be independently elected or selected for fund transfers. The GMAB Fixed Account Option is credited at the Current Interest Rate. The Current Interest Rate will never be less than the Fixed Account Minimum Interest Rate. Subsequent Premium allocated to the GMAB Fixed Account Option will be added to the GMAB Fixed Account Option elected on the GMAB Effective Date. Subsequent Premiums will begin earning interest when the subsequent Premium is received in Good Order and will have the same interest rate and Guarantee Term and will be subject to the same GMAB Allocation Requirement as the initial Premium. If the GMAB was elected at the time of issue of Your Contract, subsequent Premiums are limited when this add-on benefit is attached to Your Contract, as shown on the Supplemental Contract Data Pages. If the GMAB was elected after the Issue Date of Your Contract, or was re- elected, subsequent Premiums are not allowed during the Guarantee Term. Guaranteed Amount. The Guaranteed Amount is equal to the Guarantee% multiplied by the Guarantee Benefit Base. With each Premium payment received after the GMAB Effective Date, the Guaranteed Amount will be recalculated to equal the Guarantee% multiplied by the Guarantee Benefit Base after the Premium payment. Guarantee Benefit Base. The Guarantee Benefit Base is determined as follows: 1. If the GMAB Effective Date is the Contract Issue Date, the Guarantee Benefit Base is equal to the Premium, net of any applicable taxes, subject to the Guarantee Benefit Base Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the GMAB Effective Date, the Guarantee Benefit Base will be recalculated to equal the Guarantee Benefit Base prior to the Premium payment, plus the amount of the Premium payment, net of any applicable taxes, subject to the Guarantee Benefit Base Maximum. 2. If the GMAB Effective Date is after the Contract Issue Date, the Guarantee Benefit Base is equal to the Contract Value at the end of the Business Day on the GMAB Effective Date, subject to the Guarantee Benefit Base Maximum. The Guarantee Benefit Base may not be withdrawn as a lump-sum and is not payable as a death benefit.

ICC24 7816 6 Guarantee%. The percentage used to determine the Guaranteed Amount. The Guarantee% does not change during the Guarantee Term. The Company reserves the right to increase or decrease the Guarantee% for future elections or re-elections of the GMAB. Guarantee Term. The Initial Guarantee Term is shown on the Supplemental Contract Data Pages. At the end of the Guarantee Term, if the Contract Value is less than the Guaranteed Amount, the Company will add additional funds to the Contract Value to bring the Contract Value equal to the Guaranteed Amount. The additional funds will be allocated based on the future allocation instructions for the Contract. Amounts transferred out of the GMAB Fixed Account Option at the end of the Guarantee Term will be reallocated based on the future allocation instructions for the Contract unless You provide updated allocation instructions. If future allocation instructions include Investment Divisions that are not available, these funds will be allocated to a money market Investment Division. The GMAB will automatically terminate at the end of the Guarantee Term unless a request for re- election of the GMAB has been received in Good Order at the Company's Customer Care Center. Re-election of the GMAB. If You choose to re-elect the GMAB, You may choose from any available Guarantee Term. Only one Guarantee Term may be elected at a time. You will be sent a notice at least 30 days prior to the end of the Guarantee Term. The notice will inform You of how to re-elect the GMAB, if applicable. Re-election requests will be accepted until the end of the first Business Day on or after the Contract Anniversary coinciding with the last day of Your Guarantee Term. Upon re-election: 1. Your Contract Value will be reallocated to the GMAB Fixed Account Option proportionally from all Investment Divisions according to the new GMAB Allocation Requirement in effect; 2. the Guarantee Benefit Base will be reset to equal the current Contract Value; 3. a new GMAB Charge will apply; 4. a new Guarantee% will apply; 5. the GMAB Effective Date will be reset to the Contract Anniversary corresponding to the end of the previous Guarantee Term and beginning of the new re-elected Guarantee Term; and 6. a new Guarantee Term will begin. The GMAB Allocation Requirement, Current Interest Rate, GMAB Charge, and Guarantee% will be those in effect upon re-election. The GMAB may not be re-elected if the age of any Owner exceeds the maximum age for the add- on benefit on the GMAB Effective Date of re-election or if the GMAB is no longer offered by the Company."

ICC24 7816 7 8) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "At the time of the partial withdrawal: 1. The Guarantee Benefit Base is equal to the Guarantee Benefit Base prior to the partial withdrawal, reduced for the withdrawal amount in the same proportion the Contract Value is reduced. 2. The Guarantee% does not change. 3. The Guaranteed Amount is equal to the Guarantee%, multiplied by the Guarantee Benefit Base. A partial withdrawal (including applicable charges and adjustments) will be deducted proportionally from the Investment Divisions and GMAB Fixed Account Option to which You are currently allocated. You may request that we deduct in different proportions from any Investment Divisions or the GMAB Fixed Account Option to which You are currently allocated. You may not request a withdrawal be deducted from the GMAB Fixed Account Option that exceeds the percentage of Contract Value currently allocated to the GMAB Fixed Account Option on the date of the withdrawal. The Guaranteed Amount will be reduced for partial withdrawals. Assessment of GMAB Charge. The GMAB Charge in effect on the GMAB Effective Date is shown on the Supplemental Contract Data Pages. The GMAB Charge will be deducted at the end of each Contract Quarter proportionally from the following: 1. The Investment Divisions, if any Investment Division has value. 2. The GMAB Fixed Account Option, if the GMAB Fixed Account Option Value is greater than the Fixed Account Minimum Value. If the GMAB Fixed Account Option Value is not greater than the Fixed Account Minimum Value, no GMAB Charge will be assessed against the GMAB Fixed Account Option. The GMAB Charge will be deducted proportionally from the Investment Divisions. The deduction of the GMAB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMAB Charge will not affect the value of the Accumulation Units. The GMAB Charge will be discontinued upon termination of this add-on benefit. Upon termination, a pro rata GMAB Charge will be assessed for the period since the last quarterly GMAB Charge."

ICC24 7816 8 9) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect with a Contract Value greater than zero, the GMAB terminates without value, unless the Contract is continued by the spouse. The surviving spouse may not continue the add-on benefit if their age on the GMAB Effective Date exceeds the maximum age for the add-on benefit. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the GMAB will continue unless the spouse elects to terminate the GMAB on the continuation date. Thereafter, no GMAB Charge will be assessed. If the spouse does not elect to terminate on the continuation date, the GMAB will be continued by the spouse, all add-on benefit values under this benefit will be unaffected and the end date of the current Guarantee Term will be unchanged. The GMAB may not be re-elected if the age of any Owner exceeds the maximum age for the add-on benefit on the GMAB Effective Date of re-election." TERMINATION OF THE GMAB. The GMAB terminates, a pro rata GMAB Charge will be deducted from Your Contract Value for the period since the last quarterly GMAB Charge, and all benefits under this GMAB will end on the earlier of: 1. The date You elect to receive Income Payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless the Contract is continued by a spouse; 5. the continuation date if the spouse elects to terminate the GMAB; or 6. the end of the Guarantee Term, unless re-elected by the Owner. If the Contract Value is reduced to zero as the result of a deduction of charges, the Guaranteed Amount will be paid to the Owner and the add-on benefit will terminate. Signed for the Jackson National Life Insurance Company President

ICC24 7816-S SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: 1234567890 Add-on Benefit: Guaranteed Minimum Accumulation Benefit GMAB Effective Date: October 30, 2024 Initial Guarantee Term: 10 Years GMAB Allocation Requirement: 30% Guarantee Benefit Base Maximum: $5,000,000 Guarantee%: 110% Initial Current Interest Rate: X.XX% Initial Fixed Account Minimum Interest Rate: 3.00% Fixed Account Minimum Interest Rate: The Initial Fixed Account Minimum Interest Rate is established on the GMAB Effective Date. The Company will re-determine the Fixed Account Minimum Interest Rate each January on the Redetermination Date for that Redetermination Period. The Fixed Account Minimum Interest Rate on each Redetermination Date will be equal to: 1. the average of all the daily reported five-year Constant Maturity Treasury Rates during October of the year then ended, rounded to the nearest 1/20th of one percent; 2. less 1.25 percentage points; 3. but never less than 0.15% or greater than 3.00%, and will never be less than the minimum nonforfeiture interest rate prescribed in the law of the state in which the policy is delivered or issued for delivery. The Fixed Account Minimum Interest Rate is the guaranteed minimum interest rate under the add-on benefit and may change each year on the Redetermination Date. The Company will send You notice of the re-determined Fixed Account Minimum Interest Rate annually.

ICC24 7816-S 2 Fixed Account Minimum Value Annual Expense Allowance: $50 Fixed Account Minimum Value Percentage: 87.5% Subsequent Premium(s): If this add-on benefit is elected at the time of issue of Your Contract, subsequent Premiums are allowed for the first 90 days following the Contract Issue Date, after which time subsequent Premium will not be accepted during the Guarantee Term. If this add-on benefit is elected after the Contract Issue Date, subsequent Premium will not be accepted during the Guarantee Term. When the GMAB terminates, subsequent premium may be added to the Contract pursuant to the terms of Your Contract. Guaranteed Minimum Accumulation Benefit (GMAB) Charge. The GMAB Charge percentage equals 0.2250% of the Guarantee Benefit Base on a quarterly basis and is deducted (i) at the end of each Contract Quarter following the GMAB Effective Date of this add-on benefit; and (ii) upon termination of the GMAB. The GMAB Charge will not change during the Initial Guarantee Term, but the Company reserves the right to increase the GMAB Charge up to the Maximum GMAB Charge for re-elections. Maximum GMAB Charge. The Maximum GMAB Charge percentage is 0.7500% of the Guarantee Benefit Base on a quarterly basis.